UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2024

MAPLEBEAR INC.

(Exact name of registrant as specified in its charter)
Delaware	001-41805	46-0723335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Beale Street, Suite 600
San Francisco, California 94105
(Address of principal executive offices) (Zip code)
(888) 246-7822
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CART	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On May 8, 2024, Maplebear Inc. (the “Company”) issued a Shareholder Letter (the “Letter”) announcing its financial results for the first quarter ended March 31, 2024. A copy of the Letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Financial Officer
On May 7, 2024, Nick Giovanni informed the Company of his decision to resign from his position as the Company’s Chief Financial Officer, effective immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Effective Date”). Mr. Giovanni will continue to support the Company and assist with the transition of his duties through July 1, 2024.
Appointment of Chief Financial Officer
On May 7, 2024, the Company appointed Emily Reuter to serve as the Company’s Chief Financial Officer, effective as of the Effective Date.
Ms. Reuter, age 40, has served as the Company’s Vice President, Finance since January 2024. From May 2014 to November 2020 and May 2021 to November 2023, Ms. Reuter served in a number of roles at Uber Technologies, Inc., a technology-based mobility provider, including most recently in finance leadership roles as Vice President, Head of Corporate Finance from February 2023 to November 2023 and Vice President, Chief Financial Officer of Mobility, Uber’s global rides segment, from May 2021 to January 2023, and prior to that, as Head of Investor Relations from September 2019 to November 2020. From May 2014 to September 2019, Ms. Reuter held various roles at Uber including as IPO Lead, as well as roles in corporate development, capital markets, and business development. From December 2020 to March 2021, Ms. Reuter served as Vice President of Operations of Color Health, Inc., a healthcare company focused on detection and care management, where she oversaw the COVID-19 testing and vaccination programs. Ms. Reuter holds a B.A. in Political Science from Yale University and an M.B.A. from the Stanford University Graduate School of Business.
In connection with her appointment as the Company’s Chief Financial Officer, the Company entered into an amended and restated offer letter with Ms. Reuter, dated May 7, 2024, on the Company’s standard form of confirmatory offer letter for executive officers, the form of which is attached as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on August 25, 2023 (File No. 333-274213) (the “IPO Registration Statement”). Upon her appointment, Ms. Reuter will earn a base salary of $500,000 per year and be granted a restricted stock unit (“RSU”) award covering 123,153 shares of the Company’s common stock, which vests in 8 equal quarterly installments measured from May 15, 2024, subject to Ms. Reuter’s continued service through each such date. Ms. Reuter will also participate in the Company’s Severance and Change in Control Plan (the “Severance Plan”), as further described in the section titled “Executive Compensation—Potential Payments upon Termination or Change of Control—Severance and Change in Control Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 17, 2024 (File No. 001-41805). A copy of the Severance Plan is attached as Exhibit 10.7 to the IPO Registration Statement. In addition to the benefits provided under the Severance Plan, if Ms. Reuter experiences an Involuntary Termination (as defined in the Severance Plan) on or before January 3, 2025, then the vesting of her previously granted RSU award covering 183,748 shares of the Company’s common stock will accelerate as to approximately 55.55% of the unvested portion upon such Involuntary Termination. Ms. Reuter will also enter into the Company’s standard form of indemnification agreement, the form of which is attached as Exhibit 10.1 to the IPO Registration Statement.
There is no arrangement or understanding between Ms. Reuter and the Company or any other person pursuant to which Ms. Reuter was appointed as the Company’s Chief Financial Officer that would require disclosure under Item 401(b) of Regulation S-K under the Securities Act. There is no family relationship between Ms. Reuter and any other person that would require disclosure under Item 401(d) of Regulation S-K. There are no transactions involving the Company and Ms. Reuter that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Shareholder Letter, dated May 8, 2024.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maplebear Inc.

Date: May 8, 2024	By:	/s/ Fidji Simo
Fidji Simo
Chief Executive Officer